UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2007

CanAm Uranium Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	522259 (Commission File Number)	None (IRS Employer Identification No.)

Crown Plaza Building
114 W. Magnolia Street, Suite 424
Bellingham, Washington 98225
(Address of principal executive offices) (Zip Code)

(206) 274-7598
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)  On July 30, 2007, MacKay LLP (“MacKay”) notified CanAm Uranium Corp. (the “Company”) that it had resigned as the independent registered public accounting firm of the Company.

The reports of MacKay regarding the Company’s financial statements as of, and for the period from June 7, 2004 (inception) to, October 31, 2006, contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.

From the period as of, and from June 7, 2004 (inception), to February 28, 2006, and during the subsequent interim period through July 30, 2007, the Company had no disagreement with MacKay on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of MacKay, would have caused them to make reference thereto in their report on the Company’s financial statements for such period from June 7, 2004 (inception) to, October 31, 2006. There were no reportable events, as listed in Item 304(a)(1)(iv)(B) of Regulation S-B.

MacKay was provided a copy of the above disclosures and was requested to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A letter from MacKay is attached hereto as Exhibit 16.

(b)  The Company will file a separate Form 8-K disclosing its engagement of a new independent registered public accounting firm when such new independent registered public accounting firm accepts such appointment.

Item 9.01. Financial Statements and Exhibits.

Exhibits

No.	Description
16.1	Letter dated August 1, 2007 from MacKay LLP to CanAm Uranium Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CanAm Uranium Corp
(Registrant)

Date: August 1, 2007	By:	/s/ Ryan Gibson
Name: Ryan Gibson
Title: President and Chief Executive Officer

INDEX TO EXHIBITS

No.	Description
16.1	Letter dated August 1, 2007 from MacKay LLP to CanAm Uranium Corp.